Exhibit 99.1

Company Contact:

Matthew Pfeffer

Chief Financial Officer

(661) 775-5300

mpfeffer@mannkindcorp.com

MannKind Receives Commitment from The Mann Group to Acquire 31,250,000 Shares of Common Stock

VALENCIA, California – February 2, 2012 – MannKind Corporation (Nasdaq: MNKD) today announced that it has entered into a purchase agreement with The Mann Group LLC, an entity controlled by MannKind’s chief executive officer and principal stockholder, Alfred E. Mann, for the sale of shares of its common stock to The Mann Group. The Mann Group has committed to purchase 31,250,000 restricted shares of MannKind’s common stock, the same number of shares as the number of units that are expected to be purchased in the concurrent public offering of MannKind’s common stock and warrants, which was initially announced on January 31, 2012. The shares to be purchased by The Mann Group will be priced at $2.47 per share, the consolidated closing bid price for MannKind’s common stock as reported by The NASDAQ Global Market on February 2, 2012, resulting in an aggregate purchase price of approximately $77.2 million.

This aggregate purchase price will be paid by cancellation of principal indebtedness under MannKind’s existing revolving loan arrangement with The Mann Group. At December 31, 2011, the principal amount outstanding under the loan arrangement was $277.2 million, and MannKind had $45.0 million remaining of available borrowings under the arrangement. The closing of this purchase is expected to take place following receipt of applicable clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), and receipt of stockholder approval to increase the number of MannKind’s authorized shares, as necessary.

The shares of MannKind common stock offered and anticipated to be sold to The Mann Group pursuant to this purchase agreement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product candidate, AFREZZA®, is in late stage clinical investigation for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia.

Forward-Looking Statements

This press release contains forward-looking statements, including statements associated with MannKind’s expectations with respect to the completion, timing and size of its proposed financings, the payment of the shares through cancellation of existing indebtedness, and receipt of HSR Clearance and stockholder approval, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the receipt of HSR Clearance and stockholder approval, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2011 and its Current Report on Form 8-K filed on January 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.